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                                                                  EXHIBIT 24.1




                    CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


         We consent to the use in this Registration Statement on Form SB-2 (No. 333-18243) and in the Prospectus forming part of such Registration Statement of our report dated February 5, 1996, on our audits of the financial statements of Comp Ware, Inc. d/b/a/ Webb Distribution. We also consent to the reference to our firm under the caption "Experts."








                                                   ESTABROOK & CO., INC., P.C.
                                                   Certified Public Accountants



February 24, 1997
Winchester, Massachusetts